As filed with the Securities and Exchange Commission on October 28, 2021.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aura Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	32-0271970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

85 Bolton Street

Cambridge, MA 02140

(617) 500-8864

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elisabet de los Pinos, Ph.D.

Chief Executive Officer

Aura Biosciences, Inc.

85 Bolton Street

Cambridge, MA 02140

(617) 500-8864

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Cable, Esq. Danielle Lauzon, Esq. Stephanie A. Richards, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Richard Segal Divakar Gupta Darah Protas Cooley LLP 500 Boylston Street Boston, MA 02116-3736 (617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-260156

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.00001 par value per share	460,000	$14.00	$6,440,000	$596.99

(1)

Represents only the additional number of shares being registered and includes 60,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260156).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Aura Biosciences, Inc. (the “Registrant”) by 460,000 shares, 60,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-260156), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 28, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260156), originally filed with the Securities and Exchange Commission on October 8, 2021 and incorporated by reference herein.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 28th day of October, 2021.

AURA BIOSCIENCES, INC.

By:	/s/ Elisabet de los Pinos
Name:	Elisabet de los Pinos, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Elisabet de los Pinos	President Chief Executive Officer and Director	October 28, 2021
Elisabet de los Pinos, Ph.D.	(Principal Executive Officer)

/s/ Julie Feder	Chief Financial Officer	October 28, 2021
Julie Feder	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 28, 2021
David Johnson

*
Giovanni Mariggi, Ph.D.	Director	October 28, 2021

*
Antony Mattessich	Director	October 28, 2021

*
Raj Parekh, Ph.D.	Director	October 28, 2021

*
Sapna Srivastava, Ph.D.	Director	October 28, 2021

*
Karan Takhar	Director	October 28, 2021

* By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D.
Attorney-in-fact